Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of March 9, 2010 (this “Supplemental Indenture”) to the INDENTURE, dated as of June 10, 2009 (as amended, supplemented or otherwise modified from time to time, the “Indenture”; capitalized terms used and not defined herein shall have the meanings ascribed to them in the Indenture), among CHRYSLER GROUP LLC f/k/a NEW CARCO ACQUISITION LLC (the “Company”), and U.S. BANK NATIONAL ASSOCIATION (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Trustee have agreed to make certain amendments to the Indenture as described herein solely upon the terms and conditions provided for in this Supplemental Indenture;

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Amendment to Section 7.03 of the Indenture (Reports by the Company). Section 7.03 of the Indenture is hereby amended by:

(a) replacing each instance of the phrase “statements of operations and comprehensive income, member’s interest and cash flows” with the phrase “statements of income and cash flows”; and

(b) adding the phrase “commencing the quarter ending March 31, 2011” following the phrase “setting forth in each case in comparative form the figures for the same fiscal quarter for the previous year” at the end of the first paragraph of subsection (b).

2. Limited Effect. Except as expressly provided hereby, all of the terms and provisions of the Indenture are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Indenture or for any purpose except as expressly set forth herein.

3. GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

4. Miscellaneous. This Supplemental Indenture may be executed by in counterparts, which counterparts taken together shall be deemed to constitute one and the same instrument. This Supplemental Indenture may be delivered by facsimile or other electronic transmission of the relevant signature pages hereof.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

CHRYSLER GROUP LLC

By:	/s/ Thomas E. Gunton
Name: Thomas E. Gunton
Title: Assistant Secretary

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Raymond S. Haverstock
Name: Raymond S. Haverstock
Title: Vice President

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